UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2008

EQUISTAR CHEMICALS, LP

(Exact name of registrant as specified in its charter)

Delaware	333-76473	76-0550481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing (as defined below) is incorporated by reference in this Item 1.01.

Item 1.03 Bankruptcy or Receivership

On January 6, 2009, Lyondell Chemical Company (“Lyondell”), LyondellBasell Finance Company and certain of their direct and indirect United States subsidiaries including Equistar Chemicals, LP (the “Company”), as listed on Exhibit 99.1, which is incorporated by reference herein, as well as one European holding company, Basell Germany Holdings GmbH, an affiliate of the US filers (collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Petitions”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 cases are being jointly administered under the caption In re Lyondell Chemical Company, et. al. The Debtors plan to continue to operate their businesses and manage their properties as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Cases, the Debtors filed motions seeking Bankruptcy Court approval of Debtor in Possession financing on the terms set forth in the DIP Financing Term Sheet dated as of January 6, 2009, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein (the “DIP Financing”). The DIP Financing provides for senior secured superpriority debtor in possession financing facilities in an aggregate amount of up to $8,015,000,000. Of this total, $3.25 billion consists of new funding under a term loan facility to be entered into; $3.25 billion represents a dollar-for-dollar roll-up into the new term loan facility in respect of outstanding loans (regardless of when such loans were acquired) under Lyondell’s existing Senior Credit Facility; and up to $1.515 billion, subject to a borrowing base, represents a new Asset Based Facility to be entered into (the “DIP ABL”).

The proceeds of the DIP Financing will be used (i) to refinance in full the Existing ABL Facilities (as defined below) on the initial funding date, (ii) to pay related transaction costs, fees and expenses and (iii) to provide working capital for, and for other general corporate purposes of the Debtors and the non-U.S. subsidiaries of LyondellBasell Industries AF S.C.A. (“Parent”), with not more than 440 million euros being permitted to be used for non-US subsidiaries prior to the entry of a final order by the Bankruptcy Court approving the DIP Financing. Concurrently with the refinancing of the Existing ABL Facilities, the Existing ABL Facilities will terminate, and the receivables subject to the Existing ABL Facilities will become part of the borrowing base for the DIP ABL to be utilized for borrowings thereunder.

The ability of Lyondell to draw down funds on the DIP Financing is subject to the satisfaction of a number of conditions precedent, which include a forbearance agreement with respect to non-Debtor entities having become effective, as well as the receipt of Bankruptcy Court approval. An amount equal to the lesser of $2,167,000,000 and such other amount as may be approved by the Bankruptcy Court will become available under the term loan facility in accordance with a budget prepared by Lyondell, upon an interim order of the Bankruptcy Court, with full availability to occur upon the entry of a final order by the Bankruptcy Court approving the DIP Financing and definitive documentation. The availability of up to $1.515 billion, subject to a borrowing base, under the DIP ABL will commence upon entry of an interim order of the Bankruptcy Court.

On January 6, 2009, Lyondell issued a press release announcing the filing of the Chapter 11 cases. A copy of the Press Release is attached hereto as Exhibit 99.2.

Item 2.04 Triggering Events that Accelerate or increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On December 31, 2008, Lyondell received a notice from Citibank, N.A., as Primary Administrative Agent and Citibank International plc, as European Administrative Agent, under the Credit Agreement dated as of December 20,

2007, as amended and restated as of April 30, 2008, and as amended on December 8, 2008 among Parent, the borrowers named therein, the Subsidiary Guarantors party thereto, Citibank, N.A., as Primary Administrative Agent, Collateral Agent and U.S. Swing Line Lender, each lender from time to time party thereto, Citibank, N.A., London Branch, as European Swing Line Lender, Citibank International plc, as European Administrative Agent, ABN AMRO Bank, N.V., as L/C Issuer and the other financial institutions from time to time thereto (the “Senior Credit Agreement”) stating that Lyondell failed to make certain payments of interest under the Senior Credit Agreement on December 31, 2008. Such payments of interests are entitled to a five business day grace period prior to constituting an Event of Default. The filing of the Bankruptcy Petitions constituted an event of default under the Senior Credit Agreement.

As previously disclosed, due to severe liquidity constraints, Lyondell has been in negotiations with its lenders with respect to the extension of payment dates and the restructuring of its debt obligations. In connection therewith, Lyondell postponed payments due with respect to the Bridge Loan Agreement originally dated as of December 20, 2007, as amended and restated as of April 30, 2008 and October 17, 2008, between, among others, LyondellBasell Finance Company, as borrower, Parent, as a guarantor, certain subsidiaries of Parent, including Lyondell and certain of its subsidiaries, as subsidiary guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., ABN AMRO Incorporated and UBS Securities LLC, as Joint Lead Arrangers and Bookrunners (as amended and restated, the “Bridge Loan Agreement”), pursuant to a number of fee modification agreements. The filing of the Bankruptcy Petitions constituted an event of default under the Bridge Loan Agreement.

The filing of the Bankruptcy Petitions constituted an event of default under the Revolving Credit Agreement originally dated as of March 27, 2008, as amended, among Parent, Lyondell, Basell Finance Company B.V. and A.I. International S.a.r.l.

The filing of the Bankruptcy Petitions constituted an event of default under the ABL Credit Agreement (the “Existing ABL Credit Agreement”) dated as of December 20, 2007, among Lyondell, the Company, Houston Refining LP, Basell USA Inc., and the Subsidiaries of Parent from time to time party thereto as Borrowers; the Lenders party thereto and Citibank, N.A., as Administrative Agent, Collateral Agent and Fronting Bank.

The filing of the Bankruptcy Petitions constituted an Event of Termination under the Receivables Purchase Agreement dated as of December 20, 2007 (the “2007 Securitization”) among Lyondellbasell Receivables I, LLC, as Seller, Lyondell, as the Servicer, the banks and other financial institutions listed therein as the Initial Purchasers and Citibank, N.A., as Administrative Agent and Asset Agent.

The filing of the Bankruptcy Petitions constituted an Event of Termination under the Receivables Purchase Agreement dated July 29, 2005 (the “2005 Securitization”, and together with the 2007 Securitization and the Existing ABL Credit Agreement, the “Existing ABL Facilities”) between Basell Capital Corporation as Seller, CAFCO, LLC, as an investor, Citibank, N.A., as a Bank, and Citicorp North America, Inc., as program agent and investor agent, Basell Canada Inc., as an Originator and Basell USA Inc., as Servicer and an Originator.

The filing of the Bankruptcy Petitions constituted an Event of Default under (i) Parent’s 8.375% Senior Notes due 2015, (ii) the 10.25% Arco Notes due 2010 issued by Lyondell and the 9.8% Arco Notes due 2020 issued by Lyondell, (iii) the 7.625% Senior Unsecured Notes due 2026 issued by Millenium America Inc. and (iv) the Equistar Chemicals, LP 7.55% Senior Notes due 2026.

As a result of the filing of the Bankruptcy Petitions, the ability of the Debtors’ creditors to seek remedies to enforce their rights under the credit facilities and other agreements are stayed and creditor rights of enforcement against the Debtors are subject to the applicable provisions of the Bankruptcy Code.

Item 9.01 Exhibits

10.1    DIP Financing Term Sheet

99.1    List of filers

99.2    Press Release dated January 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUISTAR CHEMICALS, LP

By:	/s/ Alan S. Bigman

Name:	Alan S. Bigman
Title:	Chief Financial Officer

Date: January 7, 2009

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